EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 75 to the Registration Statement (the “Registration Statement”) of MFS Series Trust VII (the “Trust”) (File Nos. 2-68918 and 811-3090), of my opinion dated December 28, 2021, appearing in Post-Effective Amendment No. 71 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 28, 2021.

 /s/TIFFANY KO

 Tiffany Ko

 Counsel

Boston, Massachusetts

November 26, 2025